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                              MANAGEMENT AGREEMENT
                              --------------------


     THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into this ____ day of _____________, 1996, by and between CARSON PRODUCTS COMPANY ("CPC"),. a Delaware corporation, and AM COSMETICS, INC. ("AMC") a Delaware corporation.

                             EXPLANATORY STATEMENT
                             ---------------------
     A. AMC is engaged in the business of manufacturing and distributing cosmetics.

     B. CPC has expertise in the areas of marketing, sales and finance as well in managing and administering the operations of, and providing other services with regard to the personal care industry.

     C. AMC desires to engage CPC to provide management and certain further services to AMC and CPC desires to be engaged by AMC to provide management and certain further services to AMC upon the terms and subject to the conditions set forth in this Agreement.

     Now, therefore, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties hereinafter contained, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

     1.  ENGAGEMENT OF MANAGER; TERM.
         ----------------------------

     1.1.  Engagement.  AMC hereby engages CPC as AMC's manager to manage the
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business operations ("Operations") of AMC and to render such further services to, or for the benefit of, AMC as shall be hereinafter described in this Agreement. CPC hereby accepts such engagement and the fiduciary relationship of trust and confidence established between CPC and AMC by this Agreement, and agrees to exert and furnish the highest degree of skill, judgment, effort and care in furthering the interests of AMC in the management of the operations of AMC including, but not limited to, maximizing profitability and shareholder value of AMC, and in rendering such further services to, or for the benefit of, AMC as shall be hereinafter described

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in this Agreement, all in accordance with the terms and subject to the conditions of this Agreement.

     1.2.  Term.  The term of this Agreement shall be for that period of time
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commencing upon the date of execution of this Agreement and ending on the eighth anniversary of the date of this Agreement ("Term"), unless terminated earlier or renewed in accordance with the provisions hereinafter set forth.

     1.3.  Renewal Term.  AMC shall have the option to renew this Agreement for
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an additional 3 year period pursuant to the same terms and conditions of this
Agreement ("Renewal Term"). Such option shall be exercised by AMC giving CPC written notice thereof at least 180 days prior to the expiration of the Term, or else this Agreement shall be deemed to expire at the end of the Term (the Term and Renewal Term are collectively referred to as "Terms").

     1.4.  Termination.  Either party may terminate this Agreement with or
           ------------
without cause by providing the other party with written notice thereof at least
(a) 360 days with regard to termination by CPC and (b) 60 days with regard to termination by AMC prior to the date termination is to be effective. In the event of termination of this Agreement, CPC shall be entitled to its fees calculated up to the date of termination, as set forth in Section 8 below.

     2.  REPRESENTATIONS AND WARRANTIES.
         -------------------------------
     2.1.  REPRESENTATIONS AND WARRANTIES OF AMC.   AMC represents and warrants
           --------------------------------------
to CPC that:

     2.1.1.    Due Organization; Good Standing; Power.  AMC is a corporation
               ---------------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Delaware. AMC has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

     2.1.2.    Authorization and Validity of Document.  The execution,
               ---------------------------------------
acknowledgement, sealing, delivery and performance of this Agreement by AMC has been duly and validly authorized by AMC. This Agreement has been duly executed, acknowledged, sealed and delivered by AMC and is a legal, valid and binding obligation of AMC, fully enforceable against AMC in accordance with its terms, except as such enforceability may be limited by

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general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.2  REPRESENTATIONS AND WARRANTIES OF CPC.  CPC represents and warrants to
          -------------------------------------
AMC that:

     2.2.1.  Due Organization; Good Standing; Power.  CPC is a corporation duly
             ---------------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware. CPC has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

     2.2.2.    Authorization and Validity of Document.  The execution,
               ---------------------------------------
acknowledgement, sealing, delivery and performance of this Agreement by CPC has been duly and validly authorized by CPC. This Agreement has been duly executed, acknowledged, sealed and delivered by CPC and is a legal, valid and binding obligation of CPC, fully enforceable against CPC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     3.  POWERS AND DUTIES OF CPC.  Upon the terms and subject to the conditions
         -------------------------
of this Agreement and such further material management directives and decisions as may be issued and made by the AMC Board of Directors from time to time, during the Terms of this Agreement CPC shall have authority and the obligation and duty to supervise the management and administration of the Operations of AMC by AMC and its officers and employees, all of whom shall fully cooperate with CPC in this regard. CPC and AMC's authority, obligations and duties shall include, but shall not be limited to, those described below, which authority, obligations and duties ("Powers and Duties") may be further assumed by CPC, expanded, reduced and/or supplemented by amendments to this Agreement and/or by the execution of other separate agreements with terms, conditions and compensation as may be mutually determined by the parties hereto, at a future date. With regard to such other separate agreements, by way of example, but not limitation, the parties may enter into sales agreements and manufacturing agreements substantially similar to the forms attached hereto as Exhibits A and B, respectively. Such form of sales agreement provides for a five percent sales commission on net sales. Such

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form of manufacturing agreement provides that AMC will be entitled to a twenty five percent profit margin above all costs, including general administrative costs. The Sales Agreement will provide for a Termination clause and Arbitration clause substantially similar to Sections 1.4 and 15 of the Agreement. The Manufacturing Agreement will not be subject to early termination as provided by paragraph 1.4, but will be subject to arbitration as provided by paragraph 15 (both as set forth in the within Agreement). All duties shall be performed by CPC in accordance with the fiduciary standards described in Section 1.1.

     3.1.  Types of Powers and Duties.  Topic examples of types of Powers and
           ---------------------------
Duties to be addressed in the future are as follows: Collection of Accounts; Financial Records; Monthly Receipts and Disbursements' Reports; Annual Reports; Operational and Regulatory Reports; Budget; Purchases and Leases; Insurance; Government Regulations and Licenses; Marketing and Sales.

     3.2.  Payment of Expenses.  CPC shall pay from its own funds, all salary,
           --------------------
bonus and benefit costs of AMC's Chief Executive Officer, head of marketing, head of Sales and Chief Financial Officer. To the extent that such persons incur general and administrative expenses in the fulfillment of their duties at AMC, AMC shall pay such expenses, provided they are in accord with the then current budget.

     3.3  Planning and Budgeting.  CPC will, within 90 days from the date
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hereof, supervise the production of a detailed business plan and budget ("Plan")
for the balance of the calendar year and the following calendar year (and within 30 days of the end of each calendar year thereafter) for submission to and approval by the Board of AMC. Such Plan will be in the same detail as CPC uses for its own purposes (see draft attached hereto as Exhibit C) and will include proposals for establishing internal financial controls within AMC. Once the Plan is approved by the Board of AMC, CPC shall supervise and administer AMC within the confines of the approved Plan and will seek the approval of the Board of AMC with regard to any material deviations from such Plan.

     CPC shall cooperate with AMC's accountants in connection with the preparation of all tax returns and in connection with all audits of AMC and its business. All expenses incurred by AMC to AMC's independent certified public accountants in connection with the preparation

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or auditing of annual financial statements and tax returns of AMC shall be paid by AMC.

     3.4.  Confidentiality of Records.    CPC and AMC shall adopt
           ---------------------------
procedures that shall assure maximum confidentiality to the records of CPC and AMC.

     3.5.  Location of Operations.  AMC shall provide adequate office space,
           -----------------------
support staff and equipment ("Office Facilities") at AMC's facility, to enable CPC to perform its management and administrative services for AMC.

     3.6.  Access; Financial Reports.  AMC shall at all times during normal
           --------------------------
business hours provide CPC with access to all AMC facilities applicable to AMC and to the books and records of AMC. AMC shall respond promptly to all reasonable requests by CPC for information, documents or data.

     3.7.  Return of Records.  Upon the termination or expiration of the Terms
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of this Agreement, CPC and AMC shall deliver to each other, respectively, all books, records, insurance policies, contracts, funds, invoices, receipts and all other records, information, data, instruments and documents in their respective possession relating to the other. Within 20 days after such expiration or termination they shall each render a final accounting and statement to the other.

     4.  EMPLOYEES AND INDEPENDENT CONTRACTORS; BONDING REQUIREMENTS.  All
         ------------------------------------------------------------
management persons employed or retained as agents, employees, servants or independent contractors by CPC in connection with the management of AMC (collectively, the "CPC Employees") shall be employees or independent contractors of CPC and not of AMC. CPC shall obtain, at AMC's expense, in a form or forms and from a company or companies satisfactory to AMC, a bond or bonds indemnifying AMC from pecuniary loss sustained by AMC as a result of any act or acts of fraud, dishonesty, forgery, theft, embezzlement or misapplication on the part of any of the CPC Employees. The minimum indemnification provided by such bond or bonds for all loss or losses caused by any one of the CPC Employees shall be not less than ____________ Dollars ($_____).

     5.  COMPENSATION OF CPC.  As compensation for services rendered by CPC to
         --------------------
AMC under and pursuant to this Agreement, CPC shall be paid fees equal to 1% of AMC's annual Net Sales subject to a minimum of $500,000 per annum. Such payments will be made on a

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monthly basis at the rate of $41,667 per month.  On a quarterly basis, AMC will pay CPC a payment equal to 1% of all Net Sales in excess of $12,500,000 for the quarter. At the end of any fiscal year, if AMC's annual Net Sales are less than $50,000,000 and the total payments made to CPC pursuant to this Agreement exceed $500,000, CPC will refund AMC the excess payments over $500,000. In addition, at the end of any fiscal year, if the annual Net Sales are greater than $50,000,000 and the total payments made to CPC are greater than 1% of the annual
            ---
Net Sales, CPC will refund to AMC the excess payments over 1% of the annual Net Sales. Net Sales shall be defined as the gross sales of AMC minus selling discounts, returns, allowances and cooperative advertising costs.

     6.  CONFIDENTIALITY.  AMC and CPC covenant and agree that they will not,
         ----------------
during or after the Terms of this Agreement, disclose to anyone (except (a) to the extent reasonably necessary for them to perform their duties hereunder; (b) as required by subpoena or court order; or (c) as consented to by CPC or AMC, respectively) any "Confidential Information" as such term is hereinafter defined and qualified concerning the business or affairs of the other or any of their respective predecessors, affiliates or subsidiaries which they may have acquired in the course of or as incident to the performance of the terms and conditions of this Agreement. Confidential Information shall include, without limitation, customer lists, business or trade secrets, research and development programs, operating procedures and systems, tooling, designs, specifications, "know how", methods and techniques used by either of them and any information that would be considered unique to CPC or AMC respectively and which has significant business purpose. For purposes of this Section 6, Confidential Information shall not include information which was known to the public prior to the date of communication thereof by either of them to the other or which becomes known to the public subsequently thereafter other than through communications by either of them which are prohibited by this Section.

     7.  INDEMNIFICATION.  CPC and AMC shall indemnify, defend and hold each
         ----------------
other harmless from and against any and all damages, liabilities, actions, suits, proceedings, claims, threats, demands, losses, costs and expenses (including attorneys' and experts' fees) arising out of or in connection with:
(a) their respective acts or omissions and the acts and omissions of their respective agents, servants, employees and independent contractors under this Agreement

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which constitute gross negligence or wilful misconduct; and (b) their respective breach of or default under any covenant, promise, agreement, representation or warranty set forth in this Agreement.

     8.  RELATIONSHIP OF THE PARTIES.  The parties hereto agree that in
         ----------------------------
performing its duties hereunder, CPC shall be acting as an independent contractor. Nothing contained in this Agreement shall constitute AMC and CPC as partners, joint venturers, or agents, servants or employees of one another, any such intent being hereby expressly disclaimed.

     9.  NOTICES.  All notices, requests, demands, consents and other
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communications which are required or may be given under this Agreement
(collectively, the "Notices") shall be in writing and shall be given either by
(a) personal delivery against a receipted copy; or (b) by certified or registered United States mail, return receipt requested, postage prepaid, or (c) by a recognized overnight express mail delivery company, to the following addresses:

     If to CPC:

     With a Copy to:


     If to AMC:


     With a copy to:



or to such other address of which Notice in accordance with this Section shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section and shall be deemed received when given in such manner.

     10.  SPECIFIC PERFORMANCE.  The parties hereto recognize that the parties'
          ---------------------
remedies at law for damages in the event of breach of this Agreement may be inadequate. Accordingly, it is the intention of the parties that the obligations and duties of the parties hereunder shall be enforceable in equity by specific performance.

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     11.  ENTIRE AGREEMENT; MODIFICATION.  This Agreement represents the full,
          -------------------------------
entire and integrated agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings. This Agreement may not be modified, amended, waived, discharges or terminated orally, but only by an instrument in writing signed by the parties hereto.

     12.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  All of the
          -------------------------------------------------------
representations, warranties, covenants, promises and agreements of the parties contained in this Agreement shall survive the execution, acknowledgement, sealing and delivery of this Agreement.

     13.  ASSIGNABILITY.  This Agreement shall not be assignable by either party
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hereto without the prior written consent of the other party hereto.

     14.  BINDING EFFECT; BENEFIT.  This Agreement shall inure to the benefit of
          ------------------------
and be binding upon the parties hereto and their respective successors and its permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights, remedies, obligations or liabilities.

     15.  ARBITRATION.  Any disputes arising out of or relating to this
          ------------
Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     16.  GENERAL.
          --------
     16.1.  Headings.  The section headings contained in this Agreement are for
            ---------
convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     16.2.  Governing Law.  This Agreement shall be construed and performed in
            --------------
accordance with, and governed by, the laws of the State of New York.

     16.3.  Invalidity of Sections.  If any provision of this Agreement is held
            -----------------------
to be invalid or unenforceable, the remaining provisions shall not be affected, but shall continue in full force and effect.

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     16.4.  Use of Genders.  Whenever used in this Agreement, the singular shall
            ---------------
include the plural and vice versa, and the use of any gender shall include all genders and the neuter.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, sealed and delivered in their respective names on the date first above written.

ATTEST:                                 AM COSMETICS, INC.


______________________                  By: ________________________________
     Secretary                                          President

ATTEST:                                 CARSON PRODUCTS COMPANY


______________________                  By: ________________________________
     Secretary                                          President

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